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                                                      EXHIBIT 11
                                                 INVESTORS BANK CORP.
                                       COMPUTATION OF EARNINGS PER COMMON SHARE
                                       ----------------------------------------
                                         (in thousands except per share data)

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                                                                                                            Six months      Year
                                                                                                              ended         ended
                                                                 Year ended December 31                      Dec. 31       June 30
                                                       --------------------------------------------------- ------------ ------------
                                                           1993         1992         1991         1990         1989         1989
                                                       ------------ ------------ ------------ ------------ ------------ ------------
PRIMARY (1):
    Average shares outstanding                               3,301        3,221        3,052        3,032        3,030        3,025
    Net effect of the assumed purchase of stock
        under the stock option plan based on the
        treasury stock method using average
        market price                                           281          227          191           53           89           75
    Net effect of the assumed exercise of common
        stock warrants based on the treasury
        stock method using average market price                 59                        20
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                             3,641        3,448        3,263        3,085        3,119        3,100
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                       ------------ ------------ ------------ ------------ ------------ ------------


    Earnings:
        Earnings before cumulative effect
          of accounting change                              $9,900       $7,812       $5,036       $2,041         $756       $1,771
        Preferred stock dividends                              945          968          105
            Earnings available for common stockholders
              before cumulative effect of accounting
                                                       ------------ ------------ ------------ ------------ ------------ ------------
              change                                         8,955        6,844        4,931        2,041          756        1,771
        Cumulative effect of accounting change                 125
        Net earnings available for common
          stockholders                                      $9,080       $6,844       $4,931       $2,041         $756       $1,771
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                       ------------ ------------ ------------ ------------ ------------ ------------


    Earnings per common share:
        Before cumulative effect of accounting change        $2.46        $1.98        $1.51        $0.66        $0.24        $0.57
        Cumulative effect of accounting change                0.03
                                                       ------------ ------------ ------------ ------------ ------------ ------------
        Net earnings                                         $2.49        $1.98        $1.51        $0.66        $0.24        $0.57
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                       ------------ ------------ ------------ ------------ ------------ ------------




FULLY DILUTED (1):
    Average shares outstanding                               3,301        3,221        3,052        3,032        3,030        3,025
    Net effect of the assumed purchase of stock
        under the stock option plan based on the
        treasury stock method using ending
        market price                                           317          243          227           53           89           78
    Net effect of the assumed exercise of common
        stock warrants based on the treasury
        stock method using ending market price                  94                        33
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                             3,712        3,464        3,312        3,085        3,119        3,103
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                       ------------ ------------ ------------ ------------ ------------ ------------


    Earnings:
        Earnings before cumulative effect
          of accounting change                              $9,900       $7,812       $5,036       $2,041         $756       $1,771
        Preferred stock dividends                              945          968          105
            Earnings available for common stockholders
              before cumulative effect of accounting   ------------ ------------ ------------ ------------ ------------ ------------
              change                                         8,955        6,844        4,931        2,041          756        1,771
        Cumulative effect of accounting change                 125
        Net earnings available for common              ------------ ------------ ------------ ------------ ------------ ------------
          stockholders                                      $9,080       $6,844       $4,931       $2,041         $756       $1,771
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                       ------------ ------------ ------------ ------------ ------------ ------------


    Earnings per common share:
        Before cumulative effect of accounting change        $2.42        $1.98        $1.49        $0.66        $0.24        $0.57
        Cumulative effect of accounting change                0.03
                                                       ------------ ------------ ------------ ------------ ------------ ------------
        Net earnings                                         $2.45        $1.98        $1.49        $0.66        $0.24        $0.57
                                                       ------------ ------------ ------------ ------------ ------------ ------------
                                                       ------------ ------------ ------------ ------------ ------------ ------------


    (1)  All share data restated for effect of four-for-three common stock split effective December 31, 1993

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